UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 2, 1999


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 5.

ITEM 5.  Other Events.

	On March 12, 1999 The Montana Power Company (the Company) announced that it had amended that certain Rights Agreement dated as of June 6, 1989, between the Company and First Chicago Trust Company of New York (the Agreement).

	The Amendment, which was authorized by the Board of Directors of the Company at a meeting held on January 26, 1999 (i) extends the Agreement through June 6, 2009; (ii) changes the Purchase Price of each one-hundredth of a Preferred Share to $200 and (iii) excepts certain inadvertent owners from the definition of "Acquiring Person" under the Agreement.
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
ITEM 7.  Exhibits.

4a	Amendment No. 1 to the Rights Agreement

99a	Press Release - "Montana Power Amends Rights Plan"

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
Financial and Information Officer


Dated:  March 12, 1999

	Exhibit Index

Exhibit	Page

4a	Amendment No. 1 to the Rights Agreement	6

99a	Press Release - "Montana Power Amends Rights Plan"	9